SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2005

CONSOLIDATED CONTAINER COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-88157	75-2825338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 25, 2005, the Management Committee of Consolidated Container Holdings LLC (“Holdings”), the sole member and manager of Consolidated Container Company LLC, appointed Stephen P. Donovan, Jr. to the Management Committee. This appointment fills the vacancy left by the recent resignation of Ronald V. Davis. Pursuant to the terms of Holdings’ operating agreement, Vestar Capital Partners, III L.P. (“Vestar”), the majority owner of the common stock of Holdings, made the appointment. Mr. Donovan has not at this time been appointed to any committees of the Management Committee.

Mr. Donovan spent thirty-five years with Procter & Gamble Company, a global consumer products company, most recently in the position of President of the Global Beverage and North American Food & Beverage segments. He currently serves as a director on the boards of Birds Eye Foods, an affiliate of Vestar, and Blue Bear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC

By:	/s/ Richard P. Sehring
Name:	Richard P. Sehring
Title:	Chief Financial Officer

Date: January 28, 2005